Exhibit 3.42

MEDIFAX-EDI HOLDING COMPANY

BYLAWS

Adopted on June 5, 2001

Article I

OFFICES

1.01 Registered Office. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

1.02 Principal Executive Office. The principal office of the Corporation shall be at the principal place of business of the Corporation and shall not be its registered office.

1.03 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

2.01 Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.02 Annual Meeting. The annual meeting of stockholders shall be held for the purpose of electing directors and taking other appropriate actions at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting. In lieu of an annual meeting, directors may be elected by the written consent of the stockholders in accordance with Section 2.08 of these Bylaws.

2.03 Voting List The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.04 Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or by the Chief Executive Officer or by the Board of Directors or by written order of a majority of the directors. The Chairman of the Board or the Chief Executive Officer or directors so calling any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting and shall state the purpose of the meeting.

2.05 Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting.

2.06 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of these Bylaws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three (3) years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

2.08 Action of Stockholders Without Meeting. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as an affirmative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders.

2.09 Voting of Stock of Certain Holders. Shares standing in the name of another corporation or other legal entity, domestic or foreign, may be voted by such director, officer, agent or proxy as the bylaws or other appropriate governing documents of such corporation or other legal entity may prescribe, or in the absence of such provision, as the board of directors or other properly authorized body or person of such corporation or other legal entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

2.10 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

2.11 Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Article III

BOARD OF DIRECTORS

3.01 Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or in Bylaws approved by the stockholders.

3.02 Number, Election and Term. The initial number of directors shall be as specified in the Corporation’s Certificate of Incorporation. The number of directors thereafter shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors, or may be fixed and determined by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each properly elected director shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall be elected and shall qualify.

3.03 Vacancies and Removal From Office. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director, or if the vacancy is not so filled, or if no Director remains, by the stockholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. Any director may be removed from office at any time, with or without cause. Such removal may be effected either by the affirmative vote or by written consent of the stockholders of a majority of the total voting power of all the then outstanding shares of capital stock of the Corporation. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

3.04 Regular Meeting. A regular meeting of the Board of Directors shall be held each year, with written notice given to each director not less than seven (7) days before such meeting, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, with written notice given to each director not less than seven (7) days before such meeting.

3.05 Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or by the majority of directors, or, if the Board of Directors at any time consists of one director, by the sole director. The Chairman, Chief Executive Officer or the directors so calling any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

3.06 Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

3.07 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.08 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

3.09 Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.10 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Article IV

COMMITTEES OF DIRECTORS

4.01 Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two (2) or more of the directors of the Corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. The committee may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

4.02 Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

4.03 Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

4.04 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

Article V

NOTICE

5.01 Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided, that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

5.02 Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article VI

OFFICERS

6.01 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, President, and a Secretary. A Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (any one or more of which may be designated Executive Vice President or Senior Vice President), and a Treasurer may also be elected by the Board of Directors. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

6.02 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Vice Chairman.

6.03 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors or, in the case of an officer subordinate to the Chief Executive Officer not elected by the Board of Directors, by the Chief Executive Officer. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.04 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors.

6.05 Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

6.06 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

6.07 Chairman of the Board. The Chairman of the Board (if one is elected by the Board) shall preside at all meetings of the Board of Directors or of the stockholders of the Corporation. In the Chairman’s absence, such duties shall be attended to by the Chief Executive Officer. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

6.08 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the Corporation. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general he shall perform all other duties normally incident to the office of Chief Executive Officer and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

6.09 President. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Board of Directors or the Executive Committee.

6.10 Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board, if one is elected by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Chief Executive Officer, the Board of Directors or the Executive Committee.

6.11 Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder, (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

6.12 Treasurer. If required by the Board of Directors, the Treasurer (if one is elected by the Board) shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these

Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer, the Board of Directors or the Executive Committee.

6.13 Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

Article VII

CONTRACTS, CHECKS AND DEPOSITS

7.01 Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

7.02 Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

7.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Article VIII

CERTIFICATES OF STOCK

8.01 Issuance. Each stockholder of this Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (a) by a transfer agent other than the Corporation or any employee of the Corporation, or (b) by a registrar other than the Corporation or any employee of the Corporation, any other signature on the certificate may be a facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

8.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

8.03 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

8.04 Record Holders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation.

Article IX

DIVIDENDS

9.01 Declaration. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

9.02 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Article X

INDEMNIFICATION AND INSURANCE

10.01 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless any person (an “Indemnified Person”) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article X, collectively, a “Proceeding”) because he is or was a director or officer of the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same now exists or may hereafter be amended, against all liability or loss, any judgment, settlement, penalty, fine, or expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article X, a “Liability”).

10.02 Indemnification of Other Persons. The Board of Directors shall have the power to cause the Corporation to provide to any person who is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent all or any part of the right to indemnification and other rights of the type provided under this Article X (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the persons to be identified and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an “Indemnified Person” for purposes of the provisions of this Article X.

10.03 Mandatory Indemnification. To the extent that the Delaware General Corporation Law, as currently in effect or as amended, requires that indemnification be provided by the Corporation to any person, such person shall be indemnified by the Corporation in accordance with the provisions of the Delaware General Corporation Law.

10.04 Determination of Conduct. The determination that a director, officer, employee or agent has met any applicable standard of conduct necessary for indemnification under the then applicable provisions of the Delaware General Corporation Law (unless indemnification is ordered by a court) shall be made (a) by the Board of Directors by a majority vote consisting of the directors who were not parties to such action, suit or Proceeding, even though less than a quorum, (b) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, (c) or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

10.05 Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

10.06 Indemnity Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

10.07 Definition. For purposes of this Article X, “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

10.08 Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.09 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

Article XI

MISCELLANEOUS

11.01 Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Certificate of Incorporation.

11.02 Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the Corporation or at such other place or places as may be designated from time to time by the Board of Directors.

11.03 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

Article XII

AMENDMENT

These Bylaws may be altered, amended or repealed by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted by the stockholders. If such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting. The stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.